UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2008

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

࿠Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of a Director.

Pending completion of administrative procedures, the Company’s Board of Directors has appointed Mr. Robert Reseigh to serve as an independent director of the Company. Mr. Reseigh has over 35 years of experience in the mining and underground construction industries. Mr. Reseigh, who holds a Master of Science, Engineer of Mines degree from the Colorado School of Mines, is a mining and civil engineering executive who has overseen over $1 billion in civil and mine construction projects during his career. Mr. Reseigh spent nearly 20 years with the Peter Kiewit organization, which is a recognized world leader in the mining industry. He held several positions there, including Vice President and Area Manager for Precious Metals Mine Projects. Mr. Reseigh also served as Executive Vice President of Atkinson Construction Company, a subsidiary of Clark Construction, where he directed all construction projects performed by the corporation. Mr. Reseigh is a frequent speaker at mining and construction industry conferences and has published several industry-specific papers. Mr. Reseigh has also been appointed as a member of the Moles Association and the Beavers Association, East Coast- and West Coast- based associations of prominent individuals in the heavy construction industry.

The Company also confirms the appointment of Mr. Jonathan Jaffrey as a director, which was previously disclosed in a Form 8-K filed on July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

September 10, 2008	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer